UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2026

Black Hawk Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 166 Danville, CA	94506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 217-4482

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Units, each consisting of one ordinary share and one-fifth of one right	BKHAU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	BKHA	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one ordinary share	BKHAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2026, Black Hawk Acquisition Corporation (the “Company”) reported that Michael Bowen, the Chief Financial Officer of Vesicor Therapeutics, Inc. (“Vesicor”), the Company’s proposed business combination target, passed away.

Also on January 27, 2026, the board of directors of Vesicor (the “Vesicor Board”) appointed Mitchell Creem to serve as Chief Financial Officer of Vesicor, effective immediately, to fill the vacancy created by Mr. Bowen’s death. There is no employment agreement between Vesicor and Mr. Creem.

On January 26, 2026, the Vesicor Board appointed Frederick Woodruff Field to serve as a member of its board of directors, effective immediately. The Vesicor Board has determined that Mr. Field satisfies the applicable “independent director” requirements under the rules of The Nasdaq Stock Market.

Mitchell Creem

Mr. Creem currently serves as the Chief Executive Officer and a director of Pioneer Acquisition Corporation (Nasdaq: PACH). He has over 35 years of experience as a senior executive in healthcare organizations.

Mr. Creem served as a director of Nutex Health, Inc. (Nasdaq: NUTX) from April 2022 to July 14, 2025 and as a director of Clinigence Holdings, Inc. from April 2019 until April 2022. He is currently a principal at GreenRock Capital and has served as President of The Bridgewater Healthcare Group since July 2017. From October 2015 to July 2017, he served as Chief Executive and Administrative Officer of Verity Health Systems of California, Inc.

Previously, Mr. Creem served in various roles at ApolloMed, now Astrana Health, Inc. (Nasdaq: ASTH), including Chief Financial Officer and director, and served as Chief Executive Officer of the Keck Hospital of USC and the USC Norris Cancer Center. He also served as Chief Financial Officer and Associate Vice Chancellor of UCLA Health Sciences. Prior to UCLA, he served as Chief Financial Officer of Beth Israel Deaconess Medical Center and Tufts University Medical Center, and earlier worked in the healthcare practice group of PricewaterhouseCoopers.

Mr. Creem holds a Bachelor of Science in Accounting and Business Administration from Boston University and a Master of Health Administration from Duke University.

Vesicor believes that Mr. Creem’s background and experience in accounting, public company audits and general business administration roles make him well qualified to serve as its Chief Financial Officer.

Frederick Woodruff Field

Mr. Field is an executive, entrepreneur, and film producer with over 30 years of experience in the film, music, and television industries. He currently serves as Chairman and Chief Executive Officer of Radar Pictures, which he founded in 2001.

In 1989, Mr. Field co-founded Interscope Records. Prior to that, he founded Interscope Communications in 1982, which produced more than 50 feature films. Mr. Field has also invested in and served on the boards of multiple private companies and attended Pomona College in Claremont, California.

Vesicor believes that Mr. Field’s background and experience as an executive, entrepreneur, investor and in general business administration make him well qualified to serve as member of its board of directors.

There are no arrangements or understandings between Mr. Creem or Mr. Field and any other persons pursuant to which either was selected for their respective positions. There are no family relationships between either of them and any director or executive officer of the Company.

Neither Mr. Creem nor Mr. Field has any direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Hawk Acquisition Corporation

Date: February 3, 2026	By:	/s/ Kent Louis Kaufman
	Name:	Kent Louis Kaufman
	Title:	Chief Executive Officer

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